For Immediate Release

The McGraw-Hill Companies Reports
Second Quarter EPS of $0.66,
Including $0.05 Restructuring Charge

New York, NY, July 29, 2008 — The McGraw-Hill Companies (NYSE: MHP) today reported diluted earnings per share of $0.66 for the second quarter of 2008. The results include a pre-tax restructuring charge of $23.7 million ($14.8 million after tax) or $0.05 per diluted share primarily for severance costs relating to a workforce reduction of 395 positions.

Net income for the second quarter decreased 23.4% to $212.3 million compared to the same period last year.

Revenue declined by 2.6% to $1.7 billion in the second quarter.

“An encouraging start in the elementary-high school business that underscores our outstanding third quarter prospects in this year’s state new adoption market, the double-digit growth of Standard & Poor’s Investment Services that helped cushion the downturn in credit markets, and strength in news and pricing services for global energy markets were important factors in our second quarter performance,” said Harold McGraw III, chairman, president and chief executive officer of The McGraw-Hill Companies.

Education:“Revenue for this segment increased 3.6% in the second quarter to $670.8 million compared to the same period last year. Reflecting a pre-tax restructuring charge of $8.5 million in the second quarter, operating profit declined $10.9 million, or 13.5% to $69.5 million compared to last year. Foreign exchange rates favorably affected revenue by $5.3 million and had an immaterial impact on operating profit for the second quarter.

“Revenue for the McGraw-Hill School Education Group increased by 6.9% in the second quarter to $438.2 million. Revenue for the McGraw-Hill Higher Education, Professional and International Group decreased by 2.1% to $232.6 million.

“Despite concerns about the economy in many states, a robust state new adoption market is shaping up this year, and we are now on course to capture about one-third of the total available dollars. We estimate that the total state new adoptions this year will be worth $900 million to $950 million compared with about $820 million in 2007.

“Two critical state new adoption markets this year are for K−5 reading in Florida and K−5 math in Texas. Ordering in June from both states was a key to the McGraw-Hill School Education Group’s second quarter performance and an early sign of the success we are experiencing in adoption markets. In the open territory, which is predominantly a third-quarter market, we benefited from a substantial second-quarter order from New York City for Everyday Mathematics.

“The supplemental market remains sluggish, although sales of our intervention products are growing. These include Number Worlds, Reading Triumphs and Jamestown Reading Navigator, which recently won a major adoption in Florida’s Miami-Dade County.

“Based on the trends and performance so far this year, the McGraw-Hill School Education Group expects to gain share in an elementary-high school market that is forecasted to grow 4% to 5% this year.

“Revenue in testing improved as gains in Acuity, our new formative testing program; LAS Links, our new assessments for English-language learners; and TABE, diagnostic assessments and instructional support for adult students, offset declines in older products and custom contract work.

“In the McGraw-Hill Higher Education, Professional and International Group, revenue in the second quarter softened in U.S. college and professional markets. The Group’s international revenue increased in most markets served by the English-Language Group, notably India and Asia. In the markets served by the Latin/Hispanic-Language Group, gains in Latin America were offset by a decline in the Ibero/Italian region.

“In the U.S. college and university market, second-quarter sales were affected when some textbook distributors shifted the timing of their orders for the fall semester from late June into July. Still, sales of our digital, custom and career product lines, which target three important emerging markets within higher education, all showed solid growth during the quarter.

“Softness in retail markets and challenging comparisons created by the first-year sales success of the Encyclopedia of Science and Technology in the second quarter of 2007 were factors in our performance in professional markets. However, key titles continued to perform well despite challenging conditions. When Markets Collide by Mohamed A. El-Erian, named one of the 10 must-read summer investing and business books by J.P. Morgan’s Private Client Group, climbed by early July to the No. 1 position on The Wall Street Journal’s list of best-selling business books. Digital subscription products for professional markets also continued to show good growth in the second quarter.

Financial Services: “Revenue for this segment declined 10.4% to $735.5 million in the second quarter compared to the same period last year. Including a pre-tax restructuring charge of $15.2 million in the second quarter, operating profit decreased by 25.4% to $299.2 million. A reduction in incentive compensation mitigated the decline in operating profit in the second quarter. Foreign exchange rates positively impacted revenue by $16.8 million and operating profit by $7.9 million.

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“Revenue for Standard & Poor’s Credit Market Services, which provides independent global credit ratings, credit risk evaluations and ratings-related information and products, declined by 20.1% to $507.9 million in the second quarter compared to the same period last year.

“Revenue for Standard & Poor’s Investment Services, which provides comprehensive value-added financial data, information, investment indices and research, increased by 22.8% to $227.6 million in the second quarter compared to the same period last year.

“At S&P Credit Market Services, a 13.7% gain in revenue to $341.0 million from non-transaction products helped partially offset the substantial decline in structured finance and softness in corporates. Public finance improved in the second quarter. Non-transaction revenue, which includes surveillance fees, annual contracts and subscriptions, accounted for 67.1% of Credit Market Services’ revenue in the second quarter.

“The 50.3% decline in transaction revenue to $166.9 million for S&P Credit Market Services reflected the fall-off in new issue dollar volume in the U.S. and European bond markets. Total new issue dollar volume in the U.S. fell 44.4% in the second quarter compared to the same period last year, according to S&P estimates and reports from Thomson Financial and Harrison Scott Publications. In the U.S., corporate new issue dollar volume was off 15.1%. Public finance increased 18.7%. Mortgage-backed securities were off 94.5%. Asset-backed securities declined 19.1%. Collateralized debt obligations fell by 88.2%.

“In Europe, new issue dollar volume was down 24.4%.

“International revenue for S&P Credit Market Services was off 3.3%, or 9.4% excluding the impact of foreign exchange rates, to $235.5 million in the second quarter, reflecting softness in collateralized debt obligations, commercial mortgage-backed securities, and asset-backed securities primarily in Europe. U.S. revenue decreased 30.6% to $272.4 million.

“Solid gains by index services and Capital IQ products were instrumental in Standard & Poor’s Investment Services’ 22.8% revenue increase in the second quarter. Capital IQ continued to add new customers in the second quarter in both domestic and international markets. Capital IQ now has more than 2,400 customers worldwide, a 23% increase compared to the second quarter of 2007.

“Assets under management in exchange-traded funds that track S&P indices increased 15.5% to $206.3 billion at the end of the second quarter compared to the same period last year. In the second quarter, 18 new exchange-traded funds using S&P indices were launched. There are now 175 exchange-traded funds based on S&P indices. S&P receives payments based on assets under management in these funds.

“The average daily volume for major exchange-traded derivatives based on S&P indices grew in the second quarter by 25% to more than 2.8 million contracts. The growth was primarily driven by E-mini, options on E-mini’s and Volatility Index contracts. S&P is paid a royalty each time a contract is traded.

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Information & Media: “Revenue for this segment grew by 6.8% to $266.9 million in the second quarter compared to the same period last year. Operating profit increased by 68.2% to $24.8 million. Foreign exchange rates did not have a material impact on segment revenue or operating profit growth.

“Revenue in the second quarter increased 7.8% to $240.4 million for the Business-to-Business Group, which includes the following brands: Aviation Week, BusinessWeek, J.D. Power and Associates, McGraw-Hill Construction, and Platts. A key driver in the Group’s second quarter performance was Platts. In a volatile energy market, Platts’ critical oil, natural gas and petrochemical news and pricing products and services are attracting new subscribers both here and abroad. J.D. Power and Associates continued to increase its automotive market penetration in the Asia-Pacific market in the second quarter.

“Advertising pages in BusinessWeek’s global edition were down 11% in the second quarter, according to the Publishers Information Bureau.

“Revenue for the Broadcasting Group declined 1.0% to $26.5 million in the second quarter compared to last year as gains in political advertising were offset by softness in local and national advertising.

The Outlook: “Uncertainty in financial markets and the economy continue to have an impact on The McGraw-Hill Companies in 2008.

“Revenue for the Financial Services segment could be off 7% to 9% in 2008 if the decline we experienced in the first half in structured finance continues for the remainder of the year. Under these circumstances, we would also expect a 500 to 600 basis point pullback in the segment’s operating margin.

“Slower growth in our higher education, professional, and international operations may also reduce the rate of the increase in revenue this year for McGraw-Hill Education. We now estimate revenue growth of 4% to 6% for this segment in 2008. But we are not changing our estimate of a 50 to 100 basis point decline in the segment’s operating margin.

“For Information & Media, we still anticipate revenue growth of 6% to 8% and operating margin improvement.

“Year-over-year comparisons get easier in the second half. Excluding second quarter restructuring charges and related benefits, we still expect earnings per share in the $2.65 to $2.75 range for 2008.”

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Conference Call/Webcast Details: The Corporation’s senior management will review the second quarter 2008 earnings results on a conference call scheduled for this morning, July 29, at 8:30 AM Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Corporation’s Investor Relations Website at http://www.mcgraw-hill.com/investor_relations. To participate by telephone, please dial-in to the call 10 minutes before the start time and register. Domestic participants may call toll-free (888) 323-5423; international participants may call +1 (415) 228-5016 (long-distance charges will apply). The passcode is McGraw-Hill and the conference leader is Harold McGraw III. The conference call will also be Webcast. Go to http://investor.mcgraw-hill.com/phoenix.zhtml?c=96562&p=irol-EventDetails&EventId=1898119. (Please copy and paste URL into web browser.) The prepared remarks and slides will be available for downloading from the Investor Relations Website’s Investor Presentations archive several hours after the end of the call.

The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial, political and regulatory conditions; the health of debt (including U.S. residential mortgage-backed securities and collateralized debt obligations) and equity markets, including possible future interest rate changes; the health of the economy and in advertising; the level of expenditures and state new adoptions and open territory sales in the education market; the successful marketing of competitive products; and the effect of competitive products and pricing.

About The McGraw-Hill Companies: Founded in 1888, The McGraw-Hill Companies is a leading global information services provider meeting worldwide needs in the financial services, education and business information markets through leading brands such as Standard & Poor’s, McGraw-Hill Education, BusinessWeek and J.D. Power and Associates. The Corporation has more than 280 offices in 40 countries. Sales in 2007 were $6.8 billion. Additional information is available at www.mcgraw-hill.com.

Homepage: http://www.mcgraw-hill.com
Investor Relations: http://www.mcgraw-hill.com/investor_relations

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http://investor.mcgraw-hill.com/phoenix.zhtml?c=96562&p=newsRSS

Release issued: July 29, 2008

* * *
Contacts for The McGraw-Hill Companies:
Investor Relations:
Donald S. Rubin
Senior Vice President, Investor Relations
(212) 512-4321 (office)
donald_rubin@mcgraw-hill.com

News Media:
Steven H. Weiss
Vice President, Corporate Communications
(212) 512-2247 (office)
(917) 699-9389 (mobile)
weissh@mcgraw-hill.com

Frank Briamonte
Senior Director, Corporate Communications
(212) 512-4145 (office)
(201) 725-6133 (mobile)
frank_briamonte@mcgraw-hill.com

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The McGraw-Hill Companies
Statements of Income
Periods ended June 30, 2008 and 2007

(dollars in thousands, except per share data)

(unaudited)	Three Months			Six Months
	2008	2007	% Change	2008	2007	% Change

Revenue	$1,673,225	$1,718,179	(2.6)%	$2,891,096	$3,014,597	(4.1)%

Expenses, net	1,313,200	1,262,754	4.0%	2,383,464	2,344,296	1.7%
Other income	-	-	-	-	17,305	N/M

Income from operations	360,025	455,425	(20.9)%	507,632	687,606	(26.2)%

Interest expense, net	20,354	12,099	68.2%	38,184	13,303	187.0%

Income from operations before taxes on income	339,671	443,326	(23.4)%	469,448	674,303	(30.4)%

Provision for taxes on income	127,377	166,248	(23.4)%	176,044	253,387	(30.5)%

Net income	$212,294	$277,078	(23.4)%	$293,404	$420,916	(30.3)%

Earnings per common share:
Basic	$0.67	$0.81	(17.3)%	$0.92	$1.22	(24.6)%
Diluted	$0.66	$0.79	(16.5)%	$0.91	$1.18	(22.9)%

Dividend per common share	$0.22	$0.205	7.3%	$0.44	$0.410	7.3%

Average number of common shares outstanding:
Basic	317,746	340,183		318,875	345,488
Diluted	321,087	350,298		322,273	355,687

N/M - not meaningful

Exhibit 1

The McGraw-Hill Companies
Operating Results by Segment - As Reported
Periods ended June 30, 2008 and 2007

(dollars in thousands)

(unaudited)	Revenue
			% Favorable
	2008	2007	(Unfavorable)
Three Months
McGraw-Hill Education	$670,846	$647,324	3.6%
Financial Services	735,477	820,993	(10.4)%
Information & Media	266,902	249,862	6.8%
Total revenue	$1,673,225	$1,718,179	(2.6)%

(unaudited)	Segment Expenses
			% Favorable
	2008	2007	(Unfavorable)
Three Months
McGraw-Hill Education (a)	$601,311	$566,922	(6.1)%
Financial Services (a)	436,250	419,625	(4.0)%
Information & Media	242,103	235,122	(3.0)%
Total segment expenses	$1,279,664	$1,221,669	(4.7)%

(unaudited)	Operating Profit
			% Favorable
	2008	2007	(Unfavorable)
Three Months
McGraw-Hill Education (a)	$69,535	$80,402	(13.5)%
Financial Services (a)	299,227	401,368	(25.4)%
Information & Media	24,799	14,740	68.2%
Total operating segments	393,561	496,510	(20.7)%
General corporate expense	(33,536)	(41,085)	18.4%
Interest expense, net	(20,354)	(12,099)	(68.2)%
Total operating profit *	$339,671	$443,326	(23.4)%

Exhibit 2 - p. 1 of 2

(unaudited)	Revenue
			% Favorable
	2008	2007	(Unfavorable)
Six Months
McGraw-Hill Education	$1,001,002	$979,004	2.2%
Financial Services	1,379,778	1,549,875	(11.0)%
Information & Media	510,316	485,718	5.1%
Total revenue	$2,891,096	$3,014,597	(4.1)%

(unaudited)	Segment Expenses
			% Favorable
	2008	2007	(Unfavorable)
Six Months
McGraw-Hill Education (a)	$1,021,733	$989,282	(3.3)%
Financial Services (a) (b)	820,548	800,495	(2.5)%
Information & Media	473,791	461,092	(2.8)%
Total segment expenses	$2,316,072	$2,250,869	(2.9)%

(unaudited)	Operating Profit (Loss)
			% Favorable
	2008	2007	(Unfavorable)
Six Months
McGraw-Hill Education (a)	$(20,731)	$(10,278)	(101.7)%
Financial Services (a) (b)	559,230	749,380	(25.4)%
Information & Media	36,525	24,626	48.3%
Total operating segments	575,024	763,728	(24.7)%
General corporate expense	(67,392)	(76,122)	11.5%
Interest expense, net	(38,184)	(13,303)	(187.0)%
Total operating profit *	$469,448	$674,303	(30.4)%

*	Income from operations before taxes on income
(a)
2008 segment expenses and operating profit for the three and six months include a pre-tax restructuring charge of $23.7 million as follows: Financial Services, $15.2 million and McGraw-Hill Education, $8.5 million.

(b)	2007 segment expenses and operating profit for the six months include a $17.3 million pre-tax gain on the sale of the Company's mutual fund data business in March 2007.

Exhibit 2 - p. 2 of 2

The McGraw-Hill Companies
Operating Results by Segment - As Adjusted
Periods ended June 30, 2008 and 2007

(dollars in thousands)

(unaudited)	Revenue
			% Favorable
	2008	2007	(Unfavorable)
Three Months
McGraw-Hill Education	$670,846	$647,324	3.6%
Financial Services	735,477	820,993	(10.4)%
Information & Media	266,902	249,862	6.8%
Total revenue	$1,673,225	$1,718,179	(2.6)%

(unaudited)	Segment Expenses
			% Favorable
	2008	2007	(Unfavorable)
Three Months
McGraw-Hill Education (a)	$592,803	$566,922	(4.6)%
Financial Services (a)	421,103	419,625	(0.4)%
Information & Media	242,103	235,122	(3.0)%
Total segment expenses	$1,256,009	$1,221,669	(2.8)%

(unaudited)	Operating Profit
			% Favorable
	2008	2007	(Unfavorable)
Three Months
McGraw-Hill Education (a)	$78,043	$80,402	(2.9)%
Financial Services (a)	314,374	401,368	(21.7)%
Information & Media	24,799	14,740	68.2%
Total operating segments	417,216	496,510	(16.0)%
General corporate expense	(33,536)	(41,085)	18.4%
Interest expense, net	(20,354)	(12,099)	(68.2)%
Total operating profit *	$363,326	$443,326	(18.0)%

Exhibit 3 - p. 1 of 2

(unaudited)	Revenue
			% Favorable
	2008	2007	(Unfavorable)
Six Months
McGraw-Hill Education	$1,001,002	$979,004	2.2%
Financial Services	1,379,778	1,549,875	(11.0)%
Information & Media	510,316	485,718	5.1%
Total revenue	$2,891,096	$3,014,597	(4.1)%

(unaudited)	Segment Expenses
			% Favorable
	2008	2007	(Unfavorable)
Six Months
McGraw-Hill Education (a)	$1,013,225	$989,282	(2.4)%
Financial Services (a) (b)	805,401	817,800	1.5%
Information & Media	473,791	461,092	(2.8)%
Total segment expenses	$2,292,417	$2,268,174	(1.1)%

(unaudited)	Operating Profit (Loss)
			% Favorable
	2008	2007	(Unfavorable)
Six Months
McGraw-Hill Education (a)	$(12,223)	$(10,278)	(18.9)%
Financial Services (a) (b)	574,377	732,075	(21.5)%
Information & Media	36,525	24,626	48.3%
Total operating segments	598,679	746,423	(19.8)%
General corporate expense	(67,392)	(76,122)	11.5%
Interest expense, net	(38,184)	(13,303)	(187.0)%
Total operating profit *	$493,103	$656,998	(24.9)%

*	Income from operations before taxes on income
(a)
2008 segment expenses and operating profit for the three and six months exclude a pre-tax restructuring charge of $23.7 million as follows: Financial Services, $15.2 million and McGraw-Hill Education, $8.5 million.

(b)	2007 segment expenses and operating profit for the six months exclude a $17.3 million pre-tax gain on the sale of the Company's mutual fund data business in March 2007.

Non-GAAP Measures

In addition to including financial measures under accounting principles generally accepted in the United States of America (U.S. GAAP), The McGraw-Hill Companies disclosed non-GAAP measures for the three and six months ended June 30, 2008 and 2007. These non-GAAP measures exclude the impact of restructuring charges and a gain on the sale of the Company's mutual fund data business. The non-GAAP measures are provided because management believes they provide useful supplemental information for meaningful comparisons of the Company's results. This exhibit should be read in conjunction with Exhibit 2.

Exhibit 3 - p. 2 of 2

The McGraw-Hill Companies
Financial Services Segment
Credit Market Services - Transaction vs. Non-Transaction Revenue
Periods ended June 30, 2008 and 2007

(dollars in thousands)

(unaudited)
	2008	2007	% Change
Three Months
Transaction Revenue (a)	$166,859	$335,708	(50.3)%
Non-Transaction Revenue (b)	341,037	300,009	13.7%
Total Credit Market Services Revenue	$507,896	$635,717	(20.1)%

(unaudited)
	2008	2007	% Change
Six Months
Transaction Revenue (a)	$285,059	$602,848	(52.7)%
Non-Transaction Revenue (b)	650,151	577,880	12.5%
Total Credit Market Services Revenue	$935,210	$1,180,728	(20.8)%

(a) Revenue related to rating new issuance of corporate, public finance, and structured finance instruments.
(b) Revenue from annual fees for frequent issuer programs, surveillance, subscriptions, and certain non-traditional products.

The McGraw-Hill Companies
Financial Services Segment
Credit Market Services - Domestic vs. International Revenue
Periods ended June 30, 2008 and 2007

(dollars in thousands)

(unaudited)
	2008	2007	% Change
Three Months
Domestic Revenue	$272,349	$392,184	(30.6)%
International Revenue	235,547	243,533	(3.3)%
Total Credit Market Services Revenue	$507,896	$635,717	(20.1)%

(unaudited)
	2008	2007	% Change
Six Months
Domestic Revenue	$495,144	$743,808	(33.4)%
International Revenue	440,066	436,920	0.7%
Total Credit Market Services Revenue	$935,210	$1,180,728	(20.8)%

Exhibit 4